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                                   EXHIBIT 5.1



                                  May 31, 1996

Gynecare, Inc.
235 Constitution Drive
Menlo Park, California 94025

  Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

  We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Gynecare, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about May 31, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of: (A) 768,360 shares of your Common Stock, no par value (the "Common Stock"), reserved for issuance under options granted or to be granted pursuant to the Company's 1994 Stock Option Plan (the "Option Plan"),
(B) 100,000 shares of Common Stock reserved for issuance under the Company's 1995 Director Option Plan (the "Director Plan"), (C) 150,000 shares of Common Stock reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the"Purchase Plan") (all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses to be dated on or about May 31, 1996 that relate to the Option Plan, Director Plan and Purchase Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Option Plan, Director Plan and Purchase Plan.

  It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses and the Option Plan, Director Plan and Purchase Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.

                                        Very truly yours,
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ Wilson Sonsini Goodrich & Rosati